SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2007

Secured Diversified Investment, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-30653	80-0068489
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12202 North Scottsdale Road , Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 851-1069

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 25, 2007, we sold our 53.8% membership interest in Diversified Commercial Brokers, LLC (“DCB”) to the Sutterfield Family Trust and Wayne Sutterfield (together, “Sutterfield”). The primary asset of DCB is an 8,685 square foot office building located at 5030 Campus Drive in Newport Beach, California 92660 (the “Campus Property”). In exchange for the sale of our membership interest in DCB, we received: (a) an indemnity on certain obligations pertaining to the Campus Property, including a ground lease, first and second trust deeds, and property taxes; and (b) a release from Sutterfield on any debt we owe, including two promissory notes in the principal amount of $138,630.32 and all accrued interest thereon.

The foregoing is not a complete summary of the terms of the LLC Membership Interest Transfer Agreement, and reference is made to the complete text thereof attached hereto as Exhibit 10.1.

On October 23, 2007, we entered into a Grant Deed in Lieu of Foreclosure with Val-Chris Investments, Ltd. (“Val-Chris”) and granted Val-Chris our interest in the “Katella Center,” a strip mall consisting of six retail rental units of various sizes totaling approximately 9,500 square feet, located at 632-650 E. Katella Avenue in Orange, California. We were in default of the first trust deed with Val-Chris, and granted ownership in the Katella Center to avoid foreclosure proceedings.

The foregoing is not a complete summary of the terms of the Grant Deed in Lieu of Foreclosure, and reference is made to the complete text thereof attached hereto as Exhibit 10.2.

SECTION 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the disposition of assets is incorporated by reference into this Item 2.01.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	LLC Membership Interest Transfer Agreement, dated October 25, 2007
10.2	Grand Deed in Lieu of Foreclosure, dated October 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secured Diversified Investment, Ltd.

/s/ Munjit Johal
Munjit Johal
Chief Financial Officer
Date: October 29, 2007